Exhibit (99)(c)

WACHOVIA FIRST QUARTER 2008

QUARTERLY EARNINGS REPORT

APRIL 14, 2008

READERS ARE ENCOURAGED TO REFER TO WACHOVIA’S RESULTS FOR THE YEAR ENDED DECEMBER 31, 2007, PRESENTED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”), WHICH MAY BE FOUND IN WACHOVIA’S 2007 ANNUAL REPORT ON FORM 10-K.

ALL NARRATIVE COMPARISONS ARE WITH FOURTH QUARTER 2007 UNLESS OTHERWISE NOTED.

THE INFORMATION CONTAINED HEREIN INCLUDES CERTAIN NON-GAAP FINANCIAL MEASURES. PLEASE REFER TO PAGES 31-35 FOR AN IMPORTANT EXPLANATION OF OUR USE OF NON-GAAP MEASURES AND RECONCILIATION OF THOSE NON-GAAP MEASURES TO GAAP.

Wachovia 1Q08 Quarterly Earnings Report

Earnings Summary

Earnings Reconciliation

	2008		2007								1Q08 EPS
	First Quarter		Fourth Quarter		Third Quarter		Second Quarter		First Quarter		vs 4Q07	vs 1Q07
(After-tax in millions, except per share data)	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS
Net income (loss) available to common stockholders (GAAP)	$(393)	(0.20)	51	0.03	1,618	0.85	2,341	1.22	2,302	1.20	—%	—
Discontinued operations, net of income taxes	—	—	142	0.07	88	0.05	—	—	—	—	—	—
Net merger-related and restructuring expenses	123	(0.06)	108	0.05	22	—	20	0.01	6	—	—	—

Earnings excluding merger-related and restructuring expenses, and discontinued operations	$(270)	(0.14)	301	0.15	1,728	0.90	2,361	1.23	2,308	1.20	—	—

Earnings Summary

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Net interest income (Tax-equivalent)	$4,805	4,674	4,584	4,487	4,537	3%	6
Fee and other income	3,091	2,744	2,933	4,240	3,734	13	(17)

Total revenue (Tax-equivalent)	7,896	7,418	7,517	8,727	8,271	6	(5)
Provision for credit losses	2,831	1,497	408	179	177	89	—
Other noninterest expense	5,097	5,488	4,397	4,755	4,493	(7)	13
Merger-related and restructuring expenses	241	187	36	32	10	29	—
Other intangible amortization	103	111	92	103	118	(7)	(13)

Total noninterest expense	5,441	5,786	4,525	4,890	4,621	(6)	18
Minority interest in income of consolidated subsidiaries	155	107	189	139	136	45	14

Income (loss) from continuing operations before income taxes (benefits) (Tax-equivalent)	(531)	28	2,395	3,519	3,337	—	—
Income taxes (benefits) (Tax-equivalent)	(181)	(165)	689	1,178	1,035	10	—

Income (loss) from continuing operations	(350)	193	1,706	2,341	2,302	—	—
Discontinued operations, net of income taxes	—	(142)	(88)	—	—	—	—

Dividends on preferred stock	43	—	—	—	—	—	—
Net income (loss) available to common stockholders	$(393)	51	1,618	2,341	2,302	—%	—

Net interest margin	2.92%	2.88	2.92	2.96	3.06	—%	—
Effective tax rate (Tax-equivalent) (a) (b)	34.06	127.17	28.38	33.51	30.99	—	—
Tier 1 capital ratio (c)	7.5	7.4	7.1	7.5	7.4	—	—
Tangible capital ratio (excluding FAS 115/133/158)	3.9	4.2	4.6	4.8	4.7	—	—
Leverage ratio (c)	6.2%	6.1	6.1	6.2	6.1	—	—
Average diluted common shares (In millions)	1,977	1,983	1,910	1,919	1,925	—%	3

(a)	1Q08, 4Q07 and 3Q07 include taxes on discontinued operations.
(b)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.
(c)	The first quarter of 2008 is based on estimates.

1Q08 vs. 4Q07

•	Net loss of $350 million; net loss of $393 million, after preferred dividends, down $444 million and down $2.7 billion from 1Q07; net loss per share of $0.20 down $0.23

—	Results reflect a $473 million increase in market disruption-related valuation losses of $2.0 billion and higher credit costs, partially offset by fair value accounting gains and a gain from the Visa IPO

•	Momentum in traditional banking businesses, asset management and retail brokerage masked by effects of credit headwinds and continued market disruption

•	Revenues of $7.9 billion up 6% from 4Q07; down 5% from 1Q07 despite the addition of A.G. Edwards (AGE)

—	Net interest income rose $131 million, or 3%, as the benefits of our liability sensitive rate position, strong earning asset growth of $8.9 billion, improving loan spreads and low-cost core deposit growth were somewhat offset by higher wholesale funding costs and increases in nonaccrual loans

•

Net interest margin increase of 4 bps to 2.92% reflects the benefit of our liability sensitive rate position and improving loan spreads, partially offset by higher wholesale funding including the effects of increased liquidity and rising nonaccrual loans

—	Fee income increased $347 million as $445 million of FAS 157/159 net gains, largely in principal investing, a $225 million gain associated with the Visa IPO and improved advisory and underwriting fees were partially offset by a $523 million increase in market disruption valuation losses and seasonal declines in service charges and commissions despite higher daily volumes; fiduciary and asset management fees, and other banking fees were stable

Page - 1

Wachovia 1Q08 Quarterly Earnings Report

•

Other noninterest expense decreased $391 million, or 7%, largely reflecting lower salaries and benefits expense, despite $109 million in retirement-eligible employee stock compensation expense, as well as lower sundry expense; 1Q08 results included $44 million relating to strategic growth initiatives and $12 million of non-merger related severance costs

•	Average loans up 4% on growth of 6% in commercial and 2% in consumer; up 12% from 1Q07

—	Strength in foreign and commercial real estate including the $3.3 billion average net effect of transfers into the loan portfolio from held-for-sale and large corporate reflecting strong growth and changing market conditions

—	Consumer growth driven by consumer real estate, auto and student

•	Average core deposits increased 1%; up 7% from 1Q07

—	Strong momentum in money market and interest checking reflecting strong sales and a flight to quality, partially offset by declines in CDs and lower DDA balances

•	Provision expense of $2.8 billion increased $1.3 billion largely reflecting increased risk in the consumer real estate, commercial and auto portfolios as well as higher charge-offs

—	Net charge-offs of $765 million, or 66 bps of loans, reflecting higher losses in consumer real estate, commercial and auto

•	Tier 1 capital ratio of 7.5% relatively flat from 4Q07 despite the January 2008 issuance of $3.5 billion of Tier 1 qualifying securities on lower net earnings

Page - 2

Wachovia 1Q08 Quarterly Earnings Report

Other Financial Measures

Performance Highlights

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(Dollars in millions, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Earnings excluding merger-related and restructuring expenses, and discontinued operations (a)(b)
Net income (loss)	$(270)	301	1,728	2,361	2,308	—%	—
Return on average assets	(0.12)%	0.16	0.94	1.34	1.35	—	—
Return on average common stockholders’ equity	(1.45)	1.62	9.81	13.66	13.50	—	—
Overhead efficiency ratio (Tax-equivalent)	65.85	75.48	59.73	55.65	55.75	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	61.92%	74.54	56.82	52.04	52.60	—	—
Operating leverage (Tax-equivalent)	$877	(1,208)	(843)	210	(51)	—%	—

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations (a)(b)
Net income (loss)	$(206)	366	1,787	2,427	2,384	—%	—
Dividend payout ratio on common shares	(640.00)%	355.56	68.09	44.09	45.16	—	—
Return on average tangible assets	(0.09)	0.20	1.03	1.47	1.49	—	—
Return on average tangible common stockholders’ equity	(2.80)	5.05	23.88	33.57	33.27	—	—
Overhead efficiency ratio (Tax-equivalent)	64.55	73.97	58.51	54.47	54.33	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	60.14%	72.40	55.32	50.61	50.88	—	—
Operating leverage (Tax-equivalent)	$869	(1,187)	(855)	197	(75)	—%	—

Other financial data
Net interest margin	2.92%	2.88	2.92	2.96	3.06	—	—
Fee and other income as % of total revenue	39.15	36.99	39.02	48.58	45.15	—	—
Effective tax rate (c)	40.04	122.05	27.33	32.78	30.22	—	—
Effective tax rate (Tax-equivalent) (c)	34.06%	127.17	28.38	33.51	30.99	—	—

Asset quality
Allowance for loan losses as % of loans, net	1.37%	0.98	0.78	0.79	0.80	—	—
Allowance for loan losses as % of nonperforming assets	78	84	115	157	189	—	—
Allowance for credit losses as % of loans, net	1.41	1.02	0.82	0.83	0.84	—	—
Net charge-offs as % of average loans, net	0.66	0.41	0.19	0.14	0.15	—	—
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	1.70%	1.14	0.66	0.49	0.42	—	—

Capital adequacy
Tier 1 capital ratio (d)	7.5%	7.4	7.1	7.5	7.4	—	—
Tangible capital ratio (including FAS 115/133/158)	3.6	4.0	4.2	4.3	4.4	—	—
Tangible capital ratio (excluding FAS 115/133/158)	3.9	4.2	4.6	4.8	4.7	—	—
Leverage ratio (d)	6.2%	6.1	6.1	6.2	6.1	—	—

Other
Average diluted common shares (In millions)	1,977	1,983	1,910	1,919	1,925	—%	3
Actual common shares (In millions) (e)	1,992	1,980	1,901	1,903	1,913	1	4
Dividends paid per common share	$0.64	0.64	0.64	0.56	0.56	—	14
Book value per common share (e)	36.40	37.66	36.90	36.40	36.47	(3)	—
Common stock price	27.00	38.03	50.15	51.25	55.05	(29)	(51)
Market capitalization (e)	$53,782	75,302	95,326	97,530	105,330	(29)	(49)
Common stock price to book value (e)	74%	101	136	141	151	(27)	(51)
FTE employees	120,378	121,890	109,724	110,493	110,369	(1)	9
Total financial centers/brokerage offices	4,850	4,894	4,167	4,135	4,167	(1)	16
ATMs	5,308	5,139	5,123	5,099	5,146	3%	3

(a)	See tables on page 1, and on pages 32 through 35 for reconciliation to earnings prepared in accordance with GAAP.
(b)	See page 1 for the most directly comparable GAAP financial measure and pages 32 through 35 for reconciliation to earnings prepared in accordance with GAAP.
(c)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.
(d)	The first quarter of 2008 is based on estimates.
(e)	Includes restricted stock for which the holder receives dividends and has full voting rights.

Page - 3

Wachovia 1Q08 Quarterly Earnings Report

Fee and Other Income

Fee and Other Income

	2008	2007				1Q08 Vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Service charges	$676	716	689	667	614	(6)%	10
Other banking fees	498	497	471	449	416	—	20
Commissions	914	970	600	649	659	(6)	39
Fiduciary and asset management fees	1,439	1,436	1,029	1,015	953	—	51
Advisory, underwriting and other investment banking fees	261	249	393	454	407	5	(36)
Trading account profits (losses)	(308)	(524)	(301)	195	128	(41)	—
Principal investing	446	41	372	298	48	—	—
Securities gains (losses)	(205)	(320)	(34)	23	53	(36)	—
Other income	(630)	(321)	(286)	490	456	96	—

Total fee and other income	$3,091	2,744	2,933	4,240	3,734	13%	(17)

KEY POINTS

•	Fee and other income of $3.1 billion increased $347 million, or 13%, from 4Q07 and decreased $643 million, or 17%, from 1Q07

—	1Q08 fees improved 13% largely driven by FAS 157/159 net gains, largely in principal investing, the Visa IPO gain, and stable fiduciary and asset management fees and other banking fees, which were more than offset by higher market disruption-related losses, seasonally lower service charges and insurance commissions, as well as modestly lower retail brokerage transaction revenue

(Please see page 5 for additional detail on market disruption-related losses)

—	Declines from 1Q07 reflect market disruption-related valuation losses and lower advisory and underwriting fees which more than offset higher fiduciary and asset management fees and commissions, partially reflecting merger activity, higher principal investing gains, and growth in service charges and interchange fees

•

Service charges declined 6% as seasonally lower consumer service charges more than offset a modest increase in commercial service charges; up 10% from 1Q07 driven by a 12% increase in consumer and 7% increase in commercial

•

Other banking fees were flat as growth in mortgage banking was largely offset by lower letter of credit and interchange fees reflecting seasonality; increased 20% from 1Q07 largely on increases in mortgage banking and interchange fees

•	Commissions declined $56 million, or 6%, on lower brokerage and insurance commissions, including seasonality

•

Fiduciary and asset management fees were relatively flat despite lower valuation levels; results increased $486 million from 1Q07 on the addition of AGE and strength in retail brokerage managed account and other asset-based fees

•

Advisory, underwriting and other investment banking fees increased 5% from depressed 4Q07 levels reflecting increased originations in high grade and equities despite continued weak overall market activity; results decreased 36% from strong 1Q07 levels driven by market disruption

•	Trading account losses of $308 million improved $216 million reflecting $178 million lower market disruption-related valuation losses

•

Principal investing results improved $405 million, and $398 million from 1Q07, driven by FAS 157 net gains of $486 million as well as gains in the direct investment portfolio, partially offset by losses in the public portfolio

•

Securities losses were $205 million in 1Q08 compared to losses of $320 million in 4Q07 and gains of $53 million in 1Q07; 1Q08 results included market disruption-related impairment losses of $480 million compared to $327 million in 4Q07, partially offset by $225 million in gains related to the Visa IPO

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Wachovia 1Q08 Quarterly Earnings Report

Other Income

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Consumer loan-related sale/ securitization activity	$13	(115)	4	45	68	—%	(81)
Commercial mortgage-related sale/ securitization activity	(246)	(365)	(381)	142	99	(33)	—
Other income	(397)	159	91	303	289	—	—

Total other income (loss)	$(630)	(321)	(286)	490	456	96%	—

•	Other income results include:

—	$128 million improvement in consumer loan sales/securitization activity driven by improved consumer real estate and student loan despite $64 million in market disruption losses vs. $59 million in 4Q07

—	$119 million improvement in commercial mortgage-related sales/securitization activity largely reflecting a $124 million reduction in market disruption-related losses

—	Higher market disruption-related losses of $792 million in leveraged finance vs. $87 million in 4Q07

—	No net market disruption-related results on subprime ABS CDO/CLO and other warehouses vs. a net loss of $38 million in 4Q07

—	$39 million increase in results relating to certain corporate investments

Market Disruption-Related Losses, Net

	2008				2007
	First Quarter				2nd Half	Life-To-Date
(Pre-tax dollars in millions)	Trading profits (losses)	Securities gains (losses)	Other Income	Total	Total	Total
Corporate and Investment Bank
ABS CDO and other subprime-related	$(281)	(67)	9	(339)	(1,048)	(1,387)
Commercial mortgage (CMBS)	(283)	0	(238)	(521)	(1,088)	(1,609)
Consumer mortgage	(187)	0	(64)	(251)	(205)	(456)
Leveraged finance	483	0	(792)	(309)	(179)	(488)
Other	(131)	(4)	(9)	(144)	(50)	(194)

Total	(399)	(71)	(1,094)	(1,564)	(2,570)	(4,134)
Capital Management
Asset-backed commercial paper	0	0	0	0	(57)	(57)
Parent
Securities/Impairment losses	0	(409)	0	(409)	(94)	(503)

Total, net	$(399)	(480)	(1,094)	(1,973)	(3,051)	(4,694)

Market Disruption-Related Losses, Net

	2007
	Fourth Quarter
(Pre-tax dollars in millions)	Trading profits (losses)	Securities gains (losses)	Other Income (a)	Provision	Total
Corporate and Investment Bank
ABS CDO and other subprime-related	$(517)	(263)	(38)	0	(818)
Commercial mortgage (CMBS)	(238)	0	(362)	0	(600)
Consumer mortgage	(64)	0	(59)	0	(123)
Leveraged finance	183	(3)	(87)	0	93
Other	59	0	0	0	59

Total	(577)	(266)	(546)	0	(1,389)
Capital Management
Asset-backed commercial paper	0	(17)	0	0	(17)
Parent
Securities/Impairment losses	0	(44)	0	(50)	(94)

Total, net	(577)	(327)	(546)	(50)	(1,500)
Discontinued operations (BluePoint)	$(210)				(210)

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Wachovia 1Q08 Quarterly Earnings Report

Noninterest Expense

Noninterest Expense

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Salaries and employee benefits	$3,260	3,468	2,628	3,122	2,972	(6)%	10
Occupancy	379	375	325	331	312	1	21
Equipment	323	334	283	309	307	(3)	5
Marketing	97	80	74	78	62	21	56
Communications and supplies	186	191	176	178	173	(3)	8
Professional and consulting fees	196	271	194	205	177	(28)	11
Sundry expense	656	769	717	532	490	(15)	34

Other noninterest expense	5,097	5,488	4,397	4,755	4,493	(7)	13
Merger-related and restructuring expenses	241	187	36	32	10	29	—
Other intangible amortization	103	111	92	103	118	(7)	(13)

Total noninterest expense	$5,441	5,786	4,525	4,890	4,621	(6)%	18

•	Other noninterest expense decreased $391 million driven by lower salaries and employee benefits, legal costs and professional and consulting fees

—	1Q08 results included $12 million of non-merger severance costs and $44 million associated with growth initiatives including de novo/branch consolidations and Western expansion

•

Salaries and employee benefits expense decreased $208 million driven by a decrease in salaries and incentives, which included lower revenue-based incentives and non-merger severance expense, somewhat offset by $109 million higher retirement-eligible employee stock compensation expense; up 10% from 1Q07 largely due to merger activity

•	Occupancy and equipment expense relatively flat reflecting continued expense discipline; up 13% from 1Q07 largely reflecting merger activity

•	Professional and consulting fees decreased $75 million reflecting seasonally higher expense in 4Q07

•	Sundry expense decreased $113 million, or 15%, driven by lower legal costs

Page - 6

Wachovia 1Q08 Quarterly Earnings Report

Balance Sheet

Average Balance Sheet Data

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Assets
Trading assets	$44,655	37,694	38,737	35,165	29,681	18%	50
Securities	110,401	115,436	111,424	108,433	108,071	(4)	2
Commercial loans, net
General Bank	69,453	67,188	65,776	64,402	62,723	3	11
Corporate and Investment Bank	99,416	91,419	82,934	76,707	73,241	9	36
Other	29,709	29,557	25,962	24,403	21,324	1	39

Total commercial loans, net	198,578	188,164	174,672	165,512	157,288	6	26
Consumer loans, net	267,358	261,641	255,129	255,745	257,973	2	4

Total loans, net	465,936	449,805	429,801	421,257	415,261	4	12

Loans held for sale	11,592	18,998	20,209	17,644	16,748	(39)	(31)
Other earning assets (a)	26,449	28,207	28,602	23,479	23,902	(6)	11

Total earning assets	659,033	650,140	628,773	605,978	593,663	1	11
Cash	11,645	12,028	11,134	11,533	12,260	(3)	(5)
Other assets	112,915	101,319	89,097	87,262	85,106	11	33

Total assets	$783,593	763,487	729,004	704,773	691,029	3%	13

Liabilities and Stockholders’ Equity
Core interest-bearing deposits	$338,181	332,148	320,729	316,223	308,294	2%	10
Foreign and other time deposits	48,840	47,523	37,098	29,922	29,836	3	64

Total interest-bearing deposits	387,021	379,671	357,827	346,145	338,130	2	14
Short-term borrowings	58,538	60,755	65,346	58,020	55,669	(4)	5
Long-term debt	165,540	158,704	151,226	143,504	141,979	4	17

Total interest-bearing liabilities	611,099	599,130	574,399	547,669	535,778	2	14
Noninterest-bearing deposits	56,332	57,895	58,280	62,273	60,976	(3)	(8)
Other liabilities	37,415	32,476	26,468	25,514	24,955	15	50

Total liabilities	704,846	689,501	659,147	635,456	621,709	2	13
Stockholders’ equity	78,747	73,986	69,857	69,317	69,320	6	14

Total liabilities and stockholders’ equity	$783,593	763,487	729,004	704,773	691,029	3%	13

(a) Includes interest-bearing bank balances, federal funds sold, securities purchased under resale agreements and margin loans.

Memoranda
Low-cost core deposits	$270,858	262,982	256,535	257,812	253,008	3%	7
Other core deposits	123,655	127,061	122,474	120,684	116,262	(3)	6

Total core deposits	$394,513	390,043	379,009	378,496	369,270	1%	7

KEY POINTS

•

Trading assets increased $7.0 billion, or 18%, primarily due to $6.8 billion in securities moved to trading from available for sale concurrent with the election to carry them at fair value under SFAS 159; average VAR of $66 million vs. $44 million in 4Q07

•

Securities decreased $5.0 billion, or 4%, as a $6.8 billion decrease related to securities moved to trading as noted above and $1.5 billion in sales/maturities were partially offset by the $3.2 billion average effect of consumer real estate securitizations; the average duration of the securities portfolio increased to 3.5 years from 3.4 years in 4Q07, driven by increased balances in mortgage-backed securities

•

Commercial loans increased $10.4 billion, or 6%, on higher foreign and commercial real estate, including the $3.2 billion average net effect of $5.0 billion in transfers to the portfolio from held for sale, growth in large corporate loans, higher middle-market and business banking as well as the $219 million average effect of $644 million of leveraged finance loans transferred from held for sale; period-end commercial loans up $13.1 billion

•

Consumer loans increased $5.7 billion, or 2%, reflecting the $1.3 billion average net effect of transfers from held for sale driven by real estate secured and auto, as well as growth in consumer real estate, student and auto, partially offset by the $3.2 billion average effect of consumer real estate sales and securitizations; period-end consumer loans up $5.4 billion with growth in real estate secured, auto and student, partially offset by $2.3 billion of consumer real estate transferred to held for sale at quarter end

•

Loans held for sale declined $7.4 billion as transfers to the portfolio in commercial and consumer real estate and auto, sales activity and lower originations in commercial real estate were somewhat offset by leveraged finance fundings

•	Other earning assets down 6% on wholesale funding changes including lower fed funds sold and interest bearing bank balances

Page - 7

Wachovia 1Q08 Quarterly Earnings Report

•	Total average earning assets rose $8.9 billion, or 1%, and 11% from 1Q07

•

Core deposits increased $4.5 billion, or 1%, reflecting strong momentum in money market, interest checking and brokerage FDIC sweep products due to a flight to quality and including $1.5 billion of FDIC average deposits from AGE, partially offset by declines in CDs and savings products; up 7% from 1Q07

•	Average short-term borrowings decreased $2.2 billion, or 4%, from 4Q07

•	Average long-term debt increased $6.8 billion, or 4%, and increased $23.6 billion from 1Q07

Average Consumer Loans - Total Corporation

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Mortgage	$52,590	50,480	48,606	46,198	47,736	4%	10
Pick-a-Payment mortgage	120,963	120,235	118,602	117,673	118,571	1	2
Home equity loans	30,560	31,266	31,334	31,885	31,763	(2)	(4)
Home equity lines	27,279	25,912	24,814	26,340	27,839	5	(2)
Student	9,155	8,073	7,299	8,850	8,524	13	7
Auto and other vehicle	24,554	23,383	22,161	21,016	19,866	5	24
Revolving	1,714	1,670	1,647	3,067	2,858	3	(40)
Other consumer loans	543	622	666	716	816	(13)	(33)

Total consumer loans	$267,358	261,641	255,129	255,745	257,973	2%	4

THE FOLLOWING TABLES PROVIDE ADDITIONAL PERIOD-END DETAIL ON OUR BALANCE SHEET.

Period-End Loans Held for Sale

	2008	2007
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Core business activity
Core business activity, beginning of period	$15,094	17,646	15,696	15,030	12,566
Originations/purchases	8,144	8,160	13,007	22,671	17,873
Transfers to (from) loans held for sale, net	(6,801)	(1,278)	2,162	(71)	(180)
Allowance for loan losses related to loans	—	—	(57)	—	—
Lower of cost or market value adjustments (a)	(364)	(223)	(249)	(91)	(3)
Market value adjustments for FVO loans	42	—	—	—	—
Performing loans sold or securitized	(7,355)	(8,992)	(11,606)	(20,910)	(14,745)
Other, principally payments	(354)	(219)	(1,307)	(933)	(481)

Core business activity, end of period	8,406	15,094	17,646	15,696	15,030

Portfolio management activity
Portfolio management activity, beginning of period	1,678	3,785	2,037	2	2
Originations/purchases	83	—	—	—	—
Transfers to (from) loans held for sale, net (b)	2,317	137	1,831	2,046	—
Lower of cost or market value adjustments (a)	(31)	(30)	(6)	(10)	—
Performing loans sold	(990)	(2,078)	—	—	—
Other, principally payments	(34)	(136)	(77)	(1)	—

Portfolio management activity, end of period	3,023	1,678	3,785	2,037	2

Total loans held for sale (c)	$11,429	16,772	21,431	17,733	15,032

(a)

Lower of cost or market value adjustments exclude amounts related to unfunded commitments. Market disruption-related write-downs on unfunded commitments amounted to $729 million, $78 million and $311 million in the first quarter of 2008 and in the fourth and third quarters of 2007, respectively.

(b)

Includes $1.8 billion in third quarter 2007 in connection with the consolidation of a structured lending vehicle; first quarter of 2008 and fourth quarter of 2007 include funding of the structured lending vehicle’s commitments amounting to $54 million and $159 million, respectively.

(c)

Nonperforming assets included in loans held for sale at March 31, 2008 and at December 31, September 30, June 30 and March 31, 2007, were $5 million, $62 million, $59 million, $42 million and $26 million, respectively.

•	Period-end loans held for sale of $11.4 billion decreased $5.3 billion

—	Loans held for sale related to core business activity decreased $6.7 billion primarily due to lower foreign and commercial real estate, which included a net $957 million of sale and securitization activity and $3.5 billion in transfers to the portfolio; consumer activity included a net $2.7 billion transfer of loans to the portfolio driven by real estate and auto, partially offset by a net $1.3 billion in origination activity; loan syndication positions decreased $469 million
—	In 1Q08, we originated $5.9 billion of consumer mortgages and delivered $5.0 billion to agencies/privates

—	Loans held for sale related to portfolio management activity increased $1.3 billion reflecting net transfers into held for sale of $2.3 billion primarily due to consumer real estate, partially offset by $990 million of commercial sale activity

Page - 8

Wachovia 1Q08 Quarterly Earnings Report

Period-End Managed Portfolio

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Commercial
On-balance sheet loan portfolio	$221,413	208,351	199,387	185,336	177,075	6%	25
Securitized loans - off-balance sheet	120	131	142	170	181	(8)	(34)
Loans held for sale	3,342	9,414	13,905	11,573	10,467	(64)	(68)

Total commercial	224,875	217,896	213,434	197,079	187,723	3	20

Consumer
On-balance sheet loan portfolio	266,958	261,503	257,860	252,067	252,826	2	6
Securitized loans - off-balance sheet	11,399	12,304	13,053	14,122	12,491	(7)	(9)
Securitized loans included in securities	11,774	10,854	6,070	6,259	5,807	8	—
Loans held for sale	8,087	7,358	7,526	6,160	4,565	10	77

Total consumer	298,218	292,019	284,509	278,608	275,689	2	8

Total managed portfolio	$523,093	509,915	497,943	475,687	463,412	3%	13

•	The third-party consumer mortgage servicing portfolio totaled $38.9 billion at March 31, 2008 and the total consumer mortgage servicing portfolio was $197.3 billion

Period-End Balance Sheet Data

	2008	2007				1Q08	1Q08
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	vs 4Q07	vs 1Q07
Commercial loans, net	$211,700	198,566	189,545	175,369	167,039	7%	27
Consumer loans, net	268,782	263,388	259,661	253,751	254,624	2	6

Loans, net	480,482	461,954	449,206	429,120	421,663	4	14

Goodwill and other intangible assets
Goodwill	43,068	43,122	38,848	38,766	38,838	—	11
Deposit base	573	619	670	727	796	(7)	(28)
Customer relationships	1,375	1,410	620	651	684	(2)	—
Tradename	90	90	90	90	90	—	—
Total assets	808,890	782,896	754,168	715,428	702,669	3	15
Core deposits	398,562	397,405	377,865	378,188	377,358	—	6
Total deposits	444,964	449,129	421,937	410,030	405,270	(1)	10
Long-term debt	175,653	161,007	158,584	142,047	142,334	9	23
Stockholders’ equity	$78,307	76,872	70,140	69,266	69,786	2%	12

Memoranda
Unrealized gains (losses) (Before income taxes)
Securities, net	$(2,340)	(1,290)	(1,994)	(2,768)	(809)
Risk management derivative financial instruments, net	1,831	635	(443)	(1,280)	(385)

Unrealized losses, net (Before income taxes)	$(509)	(655)	(2,437)	(4,048)	(1,194)

Page - 9

Wachovia 1Q08 Quarterly Earnings Report

Asset Quality

Asset Quality

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Nonperforming assets
Nonaccrual loans	$7,788	4,995	2,715	1,945	1,632	56%	—
Restructured loans	56	—	—	—	—	—	—
Foreclosed properties	530	389	334	207	155	36	—

Total nonperforming assets	$8,374	5,384	3,049	2,152	1,787	56%	—

as % of loans, net and foreclosed properties	1.74%	1.16	0.68	0.50	0.42	—	—

Nonperforming assets in loans held for sale	$5	62	59	42	26	(92)%	(81)

Total nonperforming assets in loans and in loans held for sale	$8,379	5,446	3,108	2,194	1,813	54%	—

as % of loans, net, foreclosed properties and loans held for sale	1.70%	1.14	0.66	0.49	0.42	—	—

Provision for credit losses	$2,831	1,497	408	179	177	89	—
Allowance for credit losses	$6,767	4,717	3,691	3,552	3,533	43%	92

Allowance for loan losses
as % of loans, net	1.37%	0.98	0.78	0.79	0.80	—	—
as % of nonaccrual and restructured loans (a)	84	90	129	174	207	—	—
as % of nonperforming assets (a)	78	84	115	157	189	—	—
Allowance for credit losses
as % of loans, net	1.41%	1.02	0.82	0.83	0.84	—	—

Net charge-offs	$765	461	206	150	155	66%	—
Commercial, as % of average commercial loans	0.48%	0.34	0.08	0.07	0.07	—	—
Consumer, as % of average consumer loans	0.79	0.46	0.27	0.19	0.20	—	—
Total, as % of average loans, net	0.66%	0.41	0.19	0.14	0.15	—	—

Past due accruing loans, 90 days and over	$1,047	708	590	562	555	48%	89
Commercial, as a % of loans, net	0.05%	0.05	0.04	0.03	0.03	—	—
Consumer, as a % of loans, net	0.35%	0.23	0.20	0.20	0.20	—	—

(a)	These ratios do not include nonperforming assets included in loans held for sale.

KEY POINTS

•	Total NPAs of $8.4 billion rose $3.0 billion driven by a $1.8 billion increase in consumer real estate and a $691 million increase in commercial real estate; up 58 bps to 1.74% of loans

—	Consumer real estate nonaccrual loan growth reflects the continued deterioration in the housing market, particularly in California and Florida, and includes $632 million in modified loans

—	Commercial real estate nonaccrual loan growth largely relates to residential real estate loans in the Real Estate Financial Services (REFS) portfolio

•	Provision expense of $2.8 billion largely reflecting the effects of continuing significant deterioration in the housing market

—	Results included $2.1 billion of reserve build largely reflecting higher expected losses for the consumer real estate and auto portfolios as well as continued deterioration in estimated default frequency and loss severity in the commercial portfolio

—	Net charge-offs of $765 million, or 66 bps of average loans, increased $304 million driven by higher consumer real estate, commercial and installment losses

•	Allowance for credit losses of $6.8 billion, or 1.41% of net loans

—	Allowance for loan losses covers annualized 1Q08 net charge-offs 2.15 times

—	Allowance reflects higher expected losses across our loan portfolio, particularly in our residential mortgage portfolio, on increased frequency and severity

Page - 10

Wachovia 1Q08 Quarterly Earnings Report

Charge-Offs

Charge-offs

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Loan losses:
Commercial, financial and agricultural	$(171)	(67)	(41)	(39)	(34)	—%	—
Commercial real estate - construction and mortgage	(81)	(117)	(5)	(4)	(6)	(31)	—

Total commercial	(252)	(184)	(46)	(43)	(40)	37	—
Real estate secured	(351)	(156)	(59)	(40)	(33)	—	—
Student loans	(3)	(4)	(5)	(2)	(3)	(25)	—
Installment and other loans (a)	(242)	(225)	(168)	(138)	(142)	8	70

Total consumer	(596)	(385)	(232)	(180)	(178)	55	—

Total loan losses	(848)	(569)	(278)	(223)	(218)	49	—
Loan recoveries:
Commercial, financial and agricultural	14	22	9	15	9	(36)	56
Commercial real estate - construction and mortgage	1	—	3	—	3	—	(67)

Total commercial	15	22	12	15	12	(32)	25
Real estate secured	10	9	12	11	6	11	67
Student loans	1	2	3	—	1	(50)	—
Installment and other loans (a)	57	75	45	47	44	(24)	30

Total consumer	68	86	60	58	51	(21)	33

Total loan recoveries	83	108	72	73	63	(23)	32

Net charge-offs	$(765)	(461)	(206)	(150)	(155)	66%	—
Net charge-offs as a % of average loans, net (b)
Commercial, financial and agricultural	0.41%	0.12	0.10	0.07	0.08	—	—
Commercial real estate - construction and mortgage	0.73	1.12	0.02	0.04	0.04	—	—

Total commercial	0.48	0.34	0.08	0.07	0.07	—	—
Real estate secured	0.59	0.26	0.08	0.05	0.05	—	—
Student loans	0.08	0.10	0.14	0.07	0.10	—	—
Installment and other loans (a)	2.76	2.35	1.99	1.47	1.67	—	—

Total consumer	0.79	0.46	0.27	0.19	0.20	—	—

Total, as % of average loans, net	0.66%	0.41	0.19	0.14	0.15	—	—

Consumer real estate secured net charge-offs:
First lien	$(291)	(122)	(32)	(17)	(15)	—%	—
Second lien	(50)	(25)	(15)	(12)	(12)	—	—

Total consumer real estate secured net charge-offs	$(341)	(147)	(47)	(29)	(27)	—%	—

(a)	Principally auto loans.
(b)	Annualized.

•

Net charge-offs in the loan portfolio of $765 million increased $304 million, or 66%, driven by growth in consumer real estate, commercial and auto; annualized net charge-offs up 25 basis points to 0.66% of average loans

—	Commercial net charge-offs of $237 million increased $75 million, or 29 bps, to 0.41% of loans

•

Commercial net charge-offs of $157 million increased $112 million driven in part by a $66 million loss associated with a loan that financed the sale of $255 million of residential subprime mortgage assets

•	Commercial real estate net charge-offs of $80 million, or 0.73% of loans, declined $37 million on lower income producing losses

—	Consumer net charge-offs of $528 million increased $229 million, or 33 bps to 0.79%, driven by a $194 million increase in consumer real estate net charge-offs and $35 million higher installment loan losses

•	1Q08 results include $341 million in consumer real estate losses, including $240 million in the Pick-a-Payment portfolio, $29 million in traditional mortgage and $73 million in home equity

•	Installment loan net charge-offs of $185 million were driven by auto losses of $145 million and consumer DDA overdraft losses of $23 million

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Wachovia 1Q08 Quarterly Earnings Report

Allowance For Credit Losses

Allowance for Credit Losses

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Allowance for credit losses (a)
Allowance for loan losses, beginning of period	$4,507	3,505	3,390	3,378	3,360	29%	34
Net charge-offs	(765)	(461)	(206)	(150)	(155)	66	—
Allowance relating to loans acquired, transferred to loans held for sale or sold	(16)	(10)	(63)	(10)	(3)	60	—
Provision for credit losses related to loans transferred to loans held for sale or sold (b)	7	6	3	4	1	17	—
Provision for credit losses	2,834	1,467	381	168	175	93	—

Allowance for loan losses, end of period	6,567	4,507	3,505	3,390	3,378	46	94

Reserve for unfunded lending commitments, beginning of period	210	186	162	155	154	13	36
Provision for credit losses	(10)	24	24	7	1	—	—

Reserve for unfunded lending commitments, end of period	200	210	186	162	155	(5)	29

Allowance for credit losses	$6,767	4,717	3,691	3,552	3,533	43%	92

Allowance for loan losses
as % of loans, net	1.37%	0.98	0.78	0.79	0.80	—	—
as % of nonaccrual and restructured loans (c)	84	90	129	174	207	—	—
as % of nonperforming assets (c)	78	84	115	157	189	—	—
Allowance for credit losses
as % of loans, net	1.41%	1.02	0.82	0.83	0.84	—	—

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.
(b)	The provision related to loans transferred or sold includes recovery of lower of cost or market losses.
(c)	These ratios do not include nonperforming assets included in loans held for sale.

•

Allowance for credit losses increased $2.1 billion to $6.8 billion, reflecting increased risk in the consumer real estate, commercial and auto portfolios largely resulting from a more uncertain credit environment following a dramatic downturn in the residential housing market, as well as continued loan growth

—	$1.6 billion of the increase related to consumer

•

$1.5 billion reflects an increase in our expected loss factors on our consumer real estate portfolios driven by continued market weakness in certain geographic regions, particularly California and Florida

•	$1.1 billion associated with the Pick-a-Payment portfolio to 155 bps of loans compared to 66 bps at the end of 4Q07

•	$242 million of the increase related to our home equity portfolio to 79 bps of loans

•	$114 million of the increase related to auto, largely reflecting higher expected losses to 321 bps of loans

—	$253 million of the increase related to commercial

•

$144 million reflects an increase in FAS 114 reserves and $109 million relates to higher expected losses on performing loans given the continued economic weakness in large part influenced by the impact of the downturn in the housing market on related commercial sectors

—	$165 million of the increase related to growth in unallocated reserves due to increased credit risk uncertainty stemming from economic and other environmental factors

—	As a percentage of loans, the allowance for loan losses of 1.37% and the allowance for credit losses of 1.41% both rose 39 bps

Page - 12

Wachovia 1Q08 Quarterly Earnings Report

Allowance for Credit Losses

	2008		2007
	First Quarter		Fourth Quarter		Third Quarter
(In millions)	Amount	As a % of loans, net	Amount	As a % of loans, net	Amount	As a % of loans, net
Allowance for loan losses
Commercial	$2,645	1.25%	$2,392	1.20%	$2,054	1.08%
Consumer	3,592	1.34	1,950	0.74	1,246	0.48
Unallocated	330	—	165	—	205	—

Total	6,567	1.37	4,507	0.98	3,505	0.78
Reserve for unfunded lending commitments
Commercial	200	—	210	—	186	—

Allowance for credit losses	$6,767	1.41%	$4,717	1.02%	$3,691	0.82%

Memoranda
Total commercial (Including reserve for unfunded lending commitments)	$2,845	1.34%	$2,602	1.31%	$2,240	1.18%

Nonperforming Assets

Nonperforming Assets

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Nonaccrual Loans
Commercial:
Commercial, financial and agricultural	$908	602	354	318	303	51%	—
Commercial real estate - construction and mortgage	1,750	1,059	289	161	117	65	—

Total commercial	2,658	1,661	643	479	420	60	—

Consumer:
Real estate secured:
First lien	5,015	3,234	2,012	1,381	1,120	55	—
Second lien	75	58	41	43	37	29	—
Installment and other loans (a)	40	42	45	42	51	(5)	(22)

Total consumer	5,130	3,334	2,098	1,466	1,208	54	—

Total nonaccrual loans	7,788	4,995	2,715	1,945	1,632	56	—

Restructured loans	56	—	—	—	—	—	—

Foreclosed properties (b)	530	389	334	207	155	36	—

Total nonperforming assets	$8,374	5,384	3,049	2,152	1,787	56	—
As % of loans, net, and foreclosed properties (c)	1.74%	1.16	0.68	0.50	0.42	—	—

Nonperforming assets included in loans held for sale
Commercial	$—	—	—	—	1	—	—
Consumer	5	62	50	37	23	(92)	(78)

Total nonperforming assets included in loans held for sale	5	62	59	42	26	(92)	(81)

Nonperforming assets included in loans and in loans held for sale	$8,379	5,446	3,108	2,194	1,813	54	—
As % of loans, net, foreclosed properties and loans held for sale (d)	1.70%	1.14	0.66	0.49	0.42	—	—

Past due loans, 90 days and over, and nonaccrual loans
Accruing loans past due 90 days and over	$1,047	708	590	562	555	48	89
Nonaccrual loans	7,788	4,995	2,715	1,945	1,632	56	—

Total past due loans 90 days and over, and nonaccrual loans	$8,835	5,703	3,305	2,507	2,187	55%	—
Commercial, as a % of loans, net	1.31%	0.89	0.38	0.31	0.28	—	—
Consumer, as a % of loans, net	2.26%	1.49	1.00	0.78	0.68	—	—

(a)	Principally auto loans; nonaccrual status does not apply to student loans.
(b)	Restructured loans are not significant.
(c)	These ratios do not include nonperforming assets included in loans held for sale.
(d)	These ratios reflect nonperforming assets included in loans held for sale.

•	Nonperforming loans in the loan portfolio of $7.8 billion increased $2.8 billion driven by growth in consumer and commercial real estate

—	Commercial nonaccruals of $2.7 billion rose $1.0 billion driven by a $691 million increase in commercial real estate

•

Commercial real estate nonaccruals of $1.8 billion included $615 million in new REFS portfolio inflows following the 4Q07 and 1Q08 reviews of all land and condominium loans as well as residential-related loans with an average loan balance in excess of $2 million; $477 million of this increase related to the residential portion of the REFS portfolio

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Wachovia 1Q08 Quarterly Earnings Report

•	Commercial, financial and agricultural nonaccruals of $908 million rose $306 million

—	Consumer nonaccruals of $5.2 billion increased $1.9 billion largely on consumer real estate and included $1.4 billion from the Pick-a-Payment portfolio

•	1Q08 results include $632 million of Pick-a-Payment modified loans vs. $286 million in 4Q07

•	$253 million of the increase reflects non-branch originated Alt-A loans in the Corporate and Investment Bank transferred at market value from held-for-sale to the portfolio

•	1Q08 period-end average LTV of the consumer real estate nonaccrual loan portfolio of 75% based on values at origination and only 3% of nonaccrual loans were originated with an LTV of 90% or higher

•	$75 million, or 1.5%, of consumer real estate nonaccrual loans secured by a second lien

•	Foreclosed properties of $530 million increased $141 million driven by consumer real estate

—	Pick-a-Payment foreclosed properties increased $67 million to $237 million, up 282 properties to 917

•	During the quarter 825 properties were sold compared with 1,107 new properties reflecting our strategy of aggressive resolution of problem assets

Nonperforming Loans (a)

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Balance, beginning of period	$4,995	2,715	1,945	1,632	1,234	84%	305

Commercial nonaccrual loan activity
Commercial nonaccrual loans, beginning of period	1,661	643	479	420	319	—	—
New nonaccrual loans and advances	1,421	1,303	298	205	196	9	—
Charge-offs	(252)	(184)	(46)	(43)	(40)	37	—
Transfers (to) from other real estate owned	(26)	—	(5)	(2)	—	—	—
Sales	(33)	(26)	(14)	(15)	(1)	27	—
Other, principally payments	(113)	(75)	(69)	(86)	(54)	51	—

Net commercial nonaccrual loan activity	997	1,018	164	59	101	(2)	—

Commercial nonaccrual loans, end of period	2,658	1,661	643	479	420	60	—

Consumer nonaccrual loan activity
Consumer nonaccrual loans, beginning of period	3,334	2,072	1,466	1,212	915	61	—
Transfer (to) from loans held for sale	100	—	—	—	—	—	—
Restructured loans (TDR)	56	—	—	—	—	—	—
Nonaccrual loans sold or securitized	—	—	—	(3)	—	—	—
Other, net	1,696	1,262	606	257	297	—	—

Net consumer nonaccrual loan activity	1,852	1,262	606	254	297	47	—

Consumer nonaccrual loans, end of period	5,186	3,334	2,072	1,466	1,212	56	—

Balance, end of period	$7,844	4,995	2,715	1,945	1,632	57%	—

(a)	Nonperforming assets included in loans held for sale at March 31, 2008 and at December 31, September 30, June 30 and March 31, 2007, were $5 million, $62 million, $59 million, $42 million and $26 million, respectively.

Page - 14

Wachovia 1Q08 Quarterly Earnings Report

SUMMARY OPERATING RESULTS

BUSINESS SEGMENTS

Business segment results are presented excluding (i) merger-related and restructuring expenses, (ii) deposit base intangible and other intangible amortization expense, (iii) amounts presented as discontinued operations, and (iv) the cumulative effect of a change in accounting principles. This is the basis on which we manage and allocate capital to our business segments. We continuously assess assumptions, methodologies and reporting classifications to better reflect the true economics of our business segments and the management of our businesses.

A provision for credit losses is allocated to each core business segment based on net charge-offs, and the difference between the total for each segment and the consolidated provision for credit losses is recorded in the Parent segment.

In order to remove interest rate risk from each core business segment, the management reporting model employs a funds transfer pricing (FTP) system. The FTP system matches the duration of the funding used by each segment to the duration of the assets and liabilities contained in each segment. Matching the duration, or the effective term until an instrument is expected to reprice or mature, allocates interest income and/or interest expense to each segment to insulate its resulting net interest income from interest rate risk.

In a falling rate environment, we experience a tightening spread between deposit costs and wholesale funding costs. However, our FTP system passes the effect of this tightening to deposit-providing business units on a lagged basis. Additionally, the effect of the FTP system is a decrease in charges to business units for funding to support predominantly floating-rate assets. The impact of lower rates earned on floating-rate assets and lagging rates on longer duration deposits is captured in the central money book in the Parent. Interest rate risk at Wachovia is actively managed at the corporate level and is unaffected by volatility in the central money book that may arise as a result of our FTP methodology.

ADOPTION OF NEW ACCOUNTING STANDARDS

On January 1, 2008, we adopted Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements,” and SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 157 establishes a framework for measuring fair value under U.S. GAAP, expands disclosures about fair value measurements and provides new income recognition criteria for certain derivative contracts. SFAS 157 does not establish any new fair value measurements; rather it defines “fair value” for other accounting standards that require the use of fair value for recognition or disclosure. SFAS 159 permits companies to elect to carry certain financial instruments at fair value with corresponding changes in fair value recorded in the results of operations. The effect of adopting SFAS 157 is recorded either directly to first quarter 2008 results of operations or as a cumulative effect of a change in accounting principle through an adjustment to beginning retained earnings on January 1, 2008, depending on the nature of the fair value adjustment. The transition adjustment for SFAS 159 is recorded as a cumulative effect of a change in accounting principle through an adjustment to beginning retained earnings on January 1, 2008.

The adoption of SFAS 157 resulted in net gains in the first quarter 2008 results of operations of $517 million pre-tax related primarily to a change in the methodology used to calculate the fair value of certain investments in private equity funds held in a wholly-owned investment company. Also, on January 1, 2008, we recorded a $38 million after-tax gain ($61 million pre-tax) as a cumulative effect adjustment to beginning retained earnings related to removal of blockage discounts previously applied in determining the fair value of certain actively traded public equity investments and to profits previously deferred on certain derivative transactions. SFAS 157 prohibits the use of blockage discounts in determining the fair value of financial instruments.

Upon adoption of SFAS 159, we elected to record certain existing securities available for sale and a small percentage of our loans held-for-sale portfolio at fair value, and in connection therewith recorded a $38 million after-tax ($60 million pre-tax) charge to 2008 beginning retained earnings as a cumulative effect of the adoption of SFAS 159. During first quarter 2008, we elected fair value for certain newly originated retail mortgage loans held for sale, resulting in gains of $42 million in results of operations. Securities elected upon adoption and their related interest-rate hedges resulted in a net $114 million charge to results of operations. Prospectively, we plan to elect fair value for certain newly originated loans and loans held for sale, certain purchased securities and certain debt issuances with related unrealized gains and losses reported in the results of operations.

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Wachovia 1Q08 Quarterly Earnings Report

To summarize, the total impact of adoption of SFAS 157 was a net gain of $517 million, and the total impact of adoption of SFAS 159 was a net charge of $72 million, for a total net gain of $445 million in results of operations.

On January 1, 2008, we adopted two EITF issues relating to the accounting for split-dollar life insurance policies that we hold on certain current and former employees. The impact of adoption of these standards amounted to a $19 million after-tax reduction in beginning retained earnings.

INVESTMENT IN BLUEPOINT

Wachovia controls 100% of the outstanding equity of BluePoint Re Limited (“BluePoint”), a Bermuda-based monoline bond reinsurer, and accordingly consolidates this subsidiary. BluePoint management is pursuing a restructuring strategy that, if completed, would lead to a significant reduction in Wachovia’s ownership interest in BluePoint and result in de-consolidation of BluePoint in Wachovia’s financial statements.

Management currently expects that a resolution with respect to BluePoint will be effected by September 30, 2008. Accordingly, the results for the third and fourth quarters of 2007 have been reclassified to reflect the results of BluePoint as a discontinued operation. Results from inception of BluePoint in 2005 through the third quarter of 2007 were not material, and accordingly, have not been included in discontinued operations.

In 2007, BluePoint recorded significant losses on ABS CDO certain derivative instruments (principally, credit default swaps on ABS CDOs) and these losses through December 31, 2007, approximated substantially all of Wachovia’s investment in BluePoint and were included in Wachovia’s 2007 consolidated financial results. Wachovia has no further obligation to inject capital in BluePoint. BluePoint continued to record these instruments at fair value in the first quarter of 2008. In estimating the fair value of these instruments under SFAS 157, a company must consider, among other things, its own credit rating, which in this case is BluePoint’s. As Wachovia has no obligation to fund losses in excess of BluePoint’s equity, BluePoint assessed the discount required in valuing these instruments to reflect a market participant’s view of BluePoint’s non-performance risk. BluePoint’s valuation at March 31, 2008, reflected a very significant discount for its non-performance risk, such that BluePoint recorded no further loss on the derivative instruments in the quarter. Accordingly, our first quarter 2008 consolidated results reflect no additional losses in discontinued operations.

GOODWILL

We test goodwill for impairment on an annual basis, or more often if events or circumstances indicate there may be impairment. If the carrying amount of a reporting unit’s goodwill exceeds its implied fair value, we would recognize an impairment loss in an amount equal to that excess. A reporting unit is our sub-segment level.

Historically, we determined fair values of reporting units using two methods, one based on market earnings multiples of peer companies for each reporting unit, and the other based on discounted cash flow models with estimated cash flows based on internal forecasts of revenues and expenses. In the first quarter of 2008, we added a third method, one based on the previously described market earnings multiples of peer companies adjusted to include a control premium calculated based on comparable transactions for each reporting unit. The earnings multiples for the first method ranged between 8.7 times and 17.2 times. The estimated cash flows for the second method used market-based discount rates ranging from 12.4 percent to 17.8 percent. The earnings multiple method adjusted for a control premium ranged from 11.8 times to 23.7 times. These three methods provide a range of valuations we use in evaluating goodwill for possible impairment. Also, we stress the results of each of our three testing methods by 20% to identify areas where additional investigation or procedures may be necessary to complete our analysis.

Our goodwill impairment testing indicated that none of our goodwill is impaired at March 31, 2008. However, as a result of the market disruption, the impact of which is demonstrated by the further spread between our market capitalization and our book value, the excess of the fair value over the carrying value of several of our reporting units continues to narrow. A prolonged period of market disruption, or further market deterioration, may result in the impairment of our goodwill in the future.

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Wachovia 1Q08 Quarterly Earnings Report

GENERAL BANK

This segment includes Retail and Small Business, and Commercial.

General Bank

Performance Summary

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(Dollars in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$3,455	3,402	3,464	3,371	3,398	2%	2
Fee and other income	990	929	935	936	845	7	17
Intersegment revenue	55	58	58	56	47	(5)	17

Total revenue (Tax-equivalent)	4,500	4,389	4,457	4,363	4,290	3	5
Provision for credit losses	569	320	207	154	147	78	—
Noninterest expense	2,050	2,041	1,897	1,926	1,869	—	10
Income taxes (Tax-equivalent)	686	741	859	833	830	(7)	(17)

Segment earnings	$1,195	1,287	1,494	1,450	1,444	(7)%	(17)

Performance and other data
Economic profit	$997	1,041	1,188	1,122	1,123	(4)%	(11)
Risk adjusted return on capital (RAROC)	42.58%	47.92	54.29	52.57	53.73	—	—
Economic capital, average	$12,695	11,179	10,894	10,819	10,662	14	19
Cash overhead efficiency ratio (Tax-equivalent)	45.55%	46.50	42.57	44.14	43.56	—	—
Lending commitments	$132,165	133,024	132,778	129,850	124,253	(1)	6
Average loans, net	311,447	303,269	294,579	291,493	288,229	3	8
Average core deposits	$297,680	296,568	290,377	290,591	284,046	—	5
FTE employees	54,847	55,579	56,538	57,595	56,722	(1)%	(3)

General Bank Key Metrics

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Customer overall satisfaction score (a)	6.62	6.62	6.63	6.65	6.63	—%	—
New/Lost ratio	1.27	1.33	1.34	1.29	1.26	(5)	1
Online active customers (In thousands) (b)	4,849	4,677	4,491	4,322	4,102	4	18
Financial centers	3,323	3,355	3,381	3,361	3,399	(1)%	(2)

(a)	Gallup survey measured on a 1-7 scale; 6.4 = “best in class”.
(b)	Retail and small business.

SEGMENT EARNINGS OF $1.2 BILLION, DOWN 7% AND 17% FROM 1Q07

•	Revenue of $4.5 billion increased 3% and 5% from 1Q07

—	Net interest income rose $53 million, or 2%, as 3% loan and low-cost core deposit growth more than offset the effect of rising nonperforming assets and lower deposit spreads

—	Strong fee growth of 7% reflected improved mortgage banking on improved securitization spreads and higher marketable volumes, partially offset by seasonally lower consumer service charges; fees were up 17% from 1Q07 on strong consumer service charge growth and robust interchange income on higher volumes

•	Provision expense increased $249 million to $569 million driven by higher losses in consumer real estate

•	Expenses were relatively flat, reflecting strong core expense discipline, despite strategic investment, as well as higher loss mitigation and real estate owned (REO) expense

—	Includes $30 million in retirement-eligible stock compensation expense

—	Reflects strategic investment spend of $42 million including $19 million of de novo and branch consolidation costs and $23 million relating to the Western expansion

•	Average loans grew 3% and 8% from 1Q07

—	Consumer loans increased $5.9 billion, or 3%, driven by growth in consumer real estate, student and auto

—	Commercial loans up $2.3 billion, or 3%, driven by growth in middle-market and business banking

•

Average core deposits were relatively stable as strong momentum in money market and interest checking reflecting strong sales and a flight to quality were partially offset by declines in CDs and lower DDA balances

—	Retail net new checking account sales of 174,000 compared with 94,000 in 4Q07

•	422,000 Way2Save accounts opened to date and include 139,000 linked to new checking accounts

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Wachovia 1Q08 Quarterly Earnings Report

•	Opened 23 de novo branches during the quarter; including 5 branches in California; consolidated 58 branches

RETAIL AND SMALL BUSINESS

This sub-segment includes Retail Banking, Small Business Banking, Wachovia Mortgage, Wachovia Home Equity, Wachovia Education Finance and other retail businesses.

Retail and Small Business

Performance Summary

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$2,513	2,471	2,563	2,506	2,562	2%	(2)
Fee and other income	850	812	821	826	736	5	15
Intersegment revenue	12	15	14	14	11	(20)	9

Total revenue (Tax-equivalent)	3,375	3,298	3,398	3,346	3,309	2	2
Provision for credit losses	395	142	86	58	50	—	—
Noninterest expense	1,640	1,652	1,551	1,573	1,510	(1)	9
Income taxes (Tax-equivalent)	489	549	643	625	639	(11)	(23)

Segment earnings	$851	955	1,118	1,090	1,110	(11)%	(23)

Performance and other data
Economic profit	$785	800	933	892	910	(2)%	(14)
Risk adjusted return on capital (RAROC)	52.08%	57.36	66.25	64.31	65.96	—	—
Economic capital, average	$7,680	6,847	6,699	6,710	6,718	12	14
Cash overhead efficiency ratio (Tax-equivalent)	48.60%	50.07	45.67	46.98	45.65	—	—
Average loans, net	$226,607	221,180	214,442	213,331	212,314	2	7
Average core deposits	$249,967	250,207	247,625	247,526	240,524	—%	4

GENERAL BANK- RETAIL AND SMALL BUSINESS LOAN PRODUCTION

Retail and Small Business

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Loan production
Mortgage	$12,787	12,419	13,983	15,943	14,425	3%	(11)
Home equity	4,837	6,122	7,315	9,044	8,137	(21)	(41)
Student	1,431	733	1,346	645	1,155	95	24
Installment	86	127	158	201	175	(32)	(51)
Other retail and small business	1,034	1,168	1,356	1,529	1,429	(11)	(28)

Total loan production	$20,175	20,569	24,158	27,362	25,321	(2)%	(20)

WACHOVIA.COM

Wachovia.com

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Online product and service enrollments
Retail	13,844	13,272	12,664	11,997	11,517	4%	20
Wholesale	857	821	781	748	723	4	19

Total online product and service enrollments	14,701	14,093	13,445	12,745	12,240	4	20
Enrollments per quarter	835	823	878	767	796	1	5

Dollar value of transactions (In billions)	$79.6	67.3	62.4	57.5	47.3	18%	68

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Wachovia 1Q08 Quarterly Earnings Report

COMMERCIAL

This sub-segment includes Business Banking, Middle-Market Commercial and Government Banking.

Commercial

Performance Summary

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$942	931	901	865	836	1%	13
Fee and other income	140	117	114	110	109	20	28
Intersegment revenue	43	43	44	42	36	—	19

Total revenue (Tax-equivalent)	1,125	1,091	1,059	1,017	981	3	15
Provision for credit losses	174	178	121	96	97	(2)	79
Noninterest expense	410	389	346	353	359	5	14
Income taxes (Tax-equivalent)	197	192	216	208	191	3	3

Segment earnings	$344	332	376	360	334	4%	3

Performance and other data
Economic profit	$212	241	255	230	213	(12)%	—
Risk adjusted return on capital (RAROC)	28.02%	33.00	35.19	33.42	32.90	—	—
Economic capital, average	$5,015	4,332	4,195	4,109	3,944	16	27
Cash overhead efficiency ratio (Tax-equivalent)	36.41%	35.71	32.63	34.78	36.55	—	—
Average loans, net	$84,840	82,089	80,137	78,162	75,915	3	12
Average core deposits	$47,713	46,361	42,752	43,065	43,522	3%	10

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Wachovia 1Q08 Quarterly Earnings Report

WEALTH MANAGEMENT

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning and Insurance Brokerage (property and casualty, and high net worth life).

Wealth Management

Performance Summary

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(Dollars in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$181	183	185	182	181	(1)%	—
Fee and other income	211	214	185	202	196	(1)	8
Intersegment revenue	5	3	4	3	3	67	67

Total revenue (Tax-equivalent)	397	400	374	387	380	(1)	4
Provision for credit losses	5	7	6	2	1	—	—
Noninterest expense	246	249	240	244	247	(1)	—
Income taxes (Tax-equivalent)	54	53	47	51	48	2	13

Segment earnings	$92	91	81	90	84	1%	10

Performance and other data
Economic profit	$70	73	62	70	63	(4)%	11
Risk adjusted return on capital (RAROC)	50.80%	58.23	50.85	56.74	54.31	—	—
Economic capital, average	$705	616	616	613	592	14	19
Cash overhead efficiency ratio (Tax-equivalent)	62.08%	62.27	64.36	62.74	65.12	—	—
Lending commitments	$7,007	7,011	7,007	6,892	6,686	—	5
Average loans, net	22,413	21,791	21,564	21,127	20,394	3	10
Average core deposits	$17,397	16,773	16,935	17,342	17,267	4	1
FTE employees	4,650	4,712	4,547	4,580	4,589	(1)%	1

Wealth Management Key Metrics

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(Dollars in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Assets under management (a)	$79,834	83,933	82,801	79,329	76,214	(5)	5
Wealth Management producers	970	985	969	981	949	(2)%	2

(a)	Includes $39 billion in assets managed by and reported in Capital Management.

SEGMENT EARNINGS OF $92 MILLION, UP 1% AND 10% FROM 1Q07

•	Revenue of $397 million decreased 1%, up 4% from 1Q07

—	Net interest income declined 1% as tighter spreads more than offset strong growth in average loans and core deposits

—	Fee and other income decreased 1% as record fiduciary and asset management fees were more than offset by lower insurance commissions on continued market weakness

—	Fiduciary and asset management fees included a $12 million increase related to a receivables adjustment driven in part by 2007 pricing increases which more than offset declines in equity valuations

•	Expenses decreased 1% as efficiency initiatives and lower severance expense more than offset $8 million in retirement eligible employee stock compensation expense

•	Average loans grew 3% and 10% from 1Q07, led by commercial lending

•	Assets under management decreased 5% from 4Q07 due to market performance; up 5% vs. 1Q07 as asset gathering overcame market depreciation

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Wachovia 1Q08 Quarterly Earnings Report

CORPORATE AND INVESTMENT BANK

This segment includes Corporate Lending, Investment Banking, and Treasury and International Trade Finance.

Corporate and Investment Bank

Performance Summary

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(Dollars in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$1,032	988	838	774	716	4%	44
Fee and other income	(159)	(555)	175	1,522	1,109	(71)	—
Intersegment revenue	(50)	(50)	(52)	(50)	(43)	—	16

Total revenue (Tax-equivalent)	823	383	961	2,246	1,782	—	(54)
Provision for credit losses	197	112	1	(2)	6	76	—
Noninterest expense	747	952	626	1,020	911	(22)	(18)
Income taxes (benefits) (Tax-equivalent)	(44)	(250)	123	449	315	(82)	—

Segment earnings (loss)	$(77)	(431)	211	779	550	(82)%	—

Performance and other data
Economic profit (loss)	$(411)	(746)	(114)	490	286	(45)%	—
Risk adjusted return on capital (RAROC)	(1.49)%	(15.18)	6.36	33.22	24.91	—	—
Economic capital, average	$13,242	11,293	9,794	8,852	8,329	17	59
Cash overhead efficiency ratio (Tax-equivalent)	90.76%	247.83	65.23	45.43	51.10	—	—
Lending commitments	$113,521	118,127	119,295	114,971	110,214	(4)	3
Average loans, net	101,024	91,702	83,002	76,779	73,385	10	38
Average core deposits	$33,623	36,200	37,177	36,702	34,227	(7)	(2)
FTE employees	6,358	6,589	6,719	6,860	6,650	(4)%	(4)

SEGMENT LOSS OF $77 MILLION, IMPROVED $354 MILLION; DOWN $627 MILLION FROM 1Q07

•	Revenue of $823 million increased $440 million and decreased $959 million from 1Q07

—	Results reflect the continued effect of the market disruption with valuation losses of $1.6 billion somewhat offset by $539 million of net gains related to FAS 157/159 fair value accounting adoption, largely in principal investing

—	Net interest income increased $44 million, or 4%, largely reflecting higher trading related income in global rate products and equities as well as increased loan outstandings in structured products and corporate lending

•

Average loans rose 10% led by 4Q07 and 1Q08 transfers of commercial and residential real estate and leveraged finance loans from held for sale to the portfolio as well as growth in corporate lending; up 38% from 1Q07

—	Fee and other income increased $396 million driven by principal investing largely reflecting the adoption of the new accounting standard on fair value, improved advisory and underwriting fees and service charges, partially offset by $175 million higher market disruption-related losses and reduced origination volume across most investment banking areas; down $1.3 billion from 1Q07

(Please see page 22 for additional detail on market disruption-related losses)

•

Principal investing gains of $447 million increased $405 million from 4Q07 and included $486 million in fair value accounting adjustments, partially offset by mark-to-market losses in the direct investment portfolio

•	Securities losses of $66 million improved $194 million from losses of $260 million in 4Q07 due to lower market disruption-related losses in structured products

•

Trading account losses of $247 million improved $298 million from losses of $545 million largely reflecting lower net market disruption-related valuation losses of $399 million vs. $577 million in 4Q07

•

Advisory and underwriting revenue of $308 million increased $7 million from 4Q07 reflecting increased originations in high grade and equities despite the continued negative impact of the credit market disruption on investment banking activity

•

Other income decreased $495 million to a net loss of $889 million on a $548 million increase in market disruption-related losses, largely in leveraged finance, partially offset by lower write-downs in structured products as well as reduced lower of cost or market valuation losses on loans held for sale

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Wachovia 1Q08 Quarterly Earnings Report

•

Provision expense increased $85 million largely driven by higher losses in residential-related commercial real estate as well as increased losses in commercial loans collateralized by residential mortgage asset-backed securities

•	Expenses decreased $205 million, or 22%, driven by lower salaries and incentives despite $15 million in retirement-eligible employee stock compensation expense; down 18% from 1Q07

•

Net market disruption-related valuation losses were $1.6 billion and reflected higher leveraged finance and consumer mortgage-related losses, partially offset by decreased marks in structured product warehouses (CDO/CLO and other structured products) and commercial mortgage

Market Disruption-Related Losses, Net

	2008				2007
	First Quarter				2nd Half
(Pre-tax dollars in millions)	Trading profits (losses)	Securities gains (losses)	Other Income	Total	Trading profits (losses)	Securities gains (losses)	Other Income	Total
Corporate and Investment Bank
ABS CDO and other subprime-related	$(281)	(67)	9	(339)	(747)	(263)	(38)	(1,048)
Commercial mortgage (CMBS)	(283)	0	(238)	(521)	(367)	0	(721)	(1,088)
Consumer mortgage	(187)	0	(64)	(251)	(105)	0	(100)	(205)
Leveraged finance	483	0	(792)	(309)	245	(3)	(421)	(179)
Other	(131)	(4)	(9)	(144)	(50)	0	0	(50)

Total	$(399)	(71)	(1,094)	(1,564)	(1,024)	(266)	(1,280)	(2,570)

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Wachovia 1Q08 Quarterly Earnings Report

CORPORATE LENDING

This sub-segment includes Large Corporate Lending, Leasing and Real Estate Financial Services.

Corporate Lending

Performance Summary

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$432	418	413	406	400	3%	8
Fee and other income	154	148	135	140	125	4	23
Intersegment revenue	13	18	16	19	18	(28)	(28)

Total revenue (Tax-equivalent)	599	584	564	565	543	3	10
Provision for credit losses	132	103	2	(1)	5	28	—
Noninterest expense	141	137	139	148	152	3	(7)
Income taxes (Tax-equivalent)	119	126	153	152	142	(6)	(16)

Segment earnings	$207	218	270	266	244	(5)%	(15)

Performance and other data
Economic profit	$46	65	82	98	89	(29)%	(48)
Risk adjusted return on capital (RAROC)	13.77%	15.37	17.15	19.22	18.81	—	—
Economic capital, average	$6,634	5,929	5,273	4,784	4,619	12	44
Cash overhead efficiency ratio (Tax-equivalent)	23.55%	23.46	24.58	26.19	28.08	—	—
Average loans, net	$64,161	62,473	58,663	56,186	55,193	3	16
Average core deposits	$4,537	4,606	5,101	5,067	5,083	(1)%	(11)

Corporate Lending

Loans Outstanding

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Large corporate loans	$16,972	15,915	14,318	13,348	14,068	7%	21
Real estate financial services	37,054	36,220	34,384	33,377	32,455	2	14
Capital finance	10,135	10,338	9,961	9,461	8,670	(2)	17

Total loans outstanding	$64,161	62,473	58,663	56,186	55,193	3%	16

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Wachovia 1Q08 Quarterly Earnings Report

INVESTMENT BANKING

This sub-segment includes Equity Capital Markets, M&A, Fixed Income Division, Loan Syndications and Principal Investing.

Investment Banking

Performance Summary

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$488	460	321	268	225	6%	—
Fee and other income	(532)	(922)	(180)	1,169	775	(42)	—
Intersegment revenue	(16)	(21)	(22)	(20)	(16)	(24)	—

Total revenue (Tax-equivalent)	(60)	(483)	119	1,417	984	(88)	—
Provision for credit losses	67	9	—	(1)	1	—	—
Noninterest expense	431	641	317	700	586	(33)	(26)
Income taxes (benefits) (Tax-equivalent)	(204)	(415)	(70)	264	143	(51)	—

Segment earnings (loss)	$(354)	(718)	(128)	454	254	(51)%	—

Performance and other data
Economic profit	$(513)	(867)	(254)	344	156	(41)%	—
Risk adjusted return on capital (RAROC)	(22.17)%	(57.68)	(13.11)	48.03	29.66	—	—
Economic capital, average	$6,225	5,009	4,179	3,733	3,376	24	84
Cash overhead efficiency ratio (Tax-equivalent)	(719.88)%	(133.14)	270.51	49.44	59.46	—	—
Average loans, net	$23,402	16,920	13,526	11,053	9,923	38	—
Average core deposits	$9,463	10,764	10,854	10,544	9,236	(12)%	2

Investment Banking

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Total revenue
Fixed income global rate products	$135	91	135	150	125	48%	8
Fixed income credit products (Excluding loan portfolio)	246	166	201	215	208	48	18
Fixed income structured products/other	527	441	471	588	457	20	15
Market disruption losses	(1,564)	(1,389)	(1,181)	—	—	13	—

Total fixed income	(656)	(691)	(374)	953	790	(5)	—
Principal investing	414	23	361	300	43	—	—
Total equities/M&A/other	182	185	132	164	151	—	21

Total revenue	(60)	(483)	119	1,417	984	(88)	—

Trading-related revenue
Net interest income (Tax-equivalent)	147	115	34	43	42	28	—
Trading account profits (losses)	(246)	(564)	(383)	191	115	(56)	—
Other fee income	188	180	141	160	128	4	47

Total net trading-related revenue (Tax-equivalent)	89	(269)	(208)	394	285	—	(69)

Principal investing balances
Direct investments	1,636	1,554	1,534	1,197	1,029	5	59
Fund investments	1,052	789	776	779	805	33	31

Total principal investing balances	$2,688	2,343	2,310	1,976	1,834	15%	47

Investment Banking

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Total revenue
Investment banking (a)	$401	400	422	482	443	—%	(9)
Capital markets (b)	(875)	(906)	(664)	635	498	(3)	—
Principal investing	414	23	361	300	43	—	—

Total revenue	$(60)	(483)	119	1,417	984	(88)%	—

(a)	Activities relating to corporate customers.
(b)	Activities relating to institutional clients.

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Wachovia 1Q08 Quarterly Earnings Report

TREASURY AND INTERNATIONAL TRADE FINANCE

This sub-segment includes Treasury Services, International Correspondent Banking and Trade Finance.

Treasury and International Trade Finance

Performance Summary

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$112	110	104	100	91	2%	23
Fee and other income	219	219	220	213	209	—	5
Intersegment revenue	(47)	(47)	(46)	(49)	(45)	—	4

Total revenue (Tax-equivalent)	284	282	278	264	255	1	11
Provision for credit losses	(2)	—	(1)	—	—	—	—
Noninterest expense	175	174	170	172	173	1	1
Income taxes (Tax-equivalent)	41	39	40	33	30	5	37

Segment earnings	$70	69	69	59	52	1%	35

Performance and other data
Economic profit	$56	56	58	48	41	—%	37
Risk adjusted return on capital (RAROC)	70.22%	74.10	77.79	68.14	61.40	—	—
Economic capital, average	$383	355	342	335	334	8	15
Cash overhead efficiency ratio (Tax-equivalent)	61.69%	61.78	60.99	65.13	67.79	—	—
Average loans, net	$13,461	12,309	10,813	9,540	8,269	9	63
Average core deposits	$19,623	20,830	21,222	21,091	19,908	(6)%	(1)

•	Total treasury services product revenues for the company were $720 million in 1Q08 vs. $737 million in 4Q07 and $680 million in 1Q07

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Wachovia 1Q08 Quarterly Earnings Report

CAPITAL MANAGEMENT

This segment includes Asset Management and Retail Brokerage Services.

Capital Management

Performance Summary

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(Dollars in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$274	318	268	260	259	(14)%	6
Fee and other income	2,191	2,211	1,444	1,536	1,477	(1)	48
Intersegment revenue	(10)	(11)	(8)	(11)	(8)	9	(25)

Total revenue (Tax-equivalent)	2,455	2,518	1,704	1,785	1,728	(3)	42
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	1,855	1,938	1,241	1,294	1,237	(4)	50
Income taxes (Tax-equivalent)	219	212	169	179	179	3	22

Segment earnings	$381	368	294	312	312	4%	22

Performance and other data
Economic profit	$322	309	258	275	275	4%	17
Risk adjusted return on capital (RAROC)	71.51%	68.92	88.96	92.77	94.78	—	—
Economic capital, average	$2,143	2,120	1,310	1,348	1,334	1	61
Cash overhead efficiency ratio (Tax-equivalent)	75.54%	76.96	72.82	72.47	71.59	—	—
Lending commitments	$1,348	1,281	1,164	1,169	961	5	40
Average loans, net	2,562	2,295	2,142	1,663	1,554	12	65
Average core deposits	$43,084	38,019	31,489	31,221	31,683	13	36
FTE employees	29,838	29,885	17,908	17,905	17,703	—%	69

Capital Management Key Metrics

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(Dollars in billions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Equity assets	$74.1	83.7	84.7	85.3	107.1	(11)%	(31)
Fixed income assets	117.8	122.9	137.6	135.1	143.2	(4)	(18)
Money market assets	66.8	68.1	63.1	61.1	64.3	(2)	4

Total assets under management (a)	258.7	274.7	285.4	281.5	314.6	(6)	(18)

Gross fluctuating mutual fund sales	$2.6	2.5	2.0	2.7	3.7	4	(30)

Full-service financial advisors series 7	14,583	14,607	8,391	8,303	8,166	—	79
Financial center advisors series 6	4,059	3,296	2,996	2,531	2,521	23	61
Broker client assets	$1,118.5	1,170.4	807.2	795.8	773.0	(4)	45
Customer receivables including margin loans	$6.3	6.4	4.7	4.8	4.7	(2)	34
Traditional brokerage offices	1,527	1,539	786	774	768	(1)	99
Banking centers with brokerage services	2,569	2,203	2,038	1,834	1,850	17%	39

(a)	Includes $39 billion in assets managed for Wealth Management, which are also reported in that segment.

SEGMENT EARNINGS OF $381 MILLION, UP 4% AND UP 22% FROM 1Q07 INCLUDING THE EFFECT OF AGE

•	Revenue of $2.5 billion down 3%; up 42% from 1Q07 including $718 million relating to acquisitions

•	Net interest income declined 14% as FDIC deposit growth of $5.0 billion reflecting organic growth including increases from AGE was more than offset by spread compression

•

Fee and other income decreased $20 million, or 1%, on slightly lower retail brokerage commissions and asset management fees reflecting lower valuations partially offset by improvement from lower 4Q07 levels which included a $17 million valuation loss on certain asset-backed commercial paper purchased from Evergreen money market funds in 3Q07; up $714 million, or 48%, from 1Q07

•

Expenses decreased $83 million, or 4%, driven by lower commissions, other incentives and legal costs, partially offset by $30 million in retirement eligible employee stock compensation expense; up 50% from 1Q07 largely reflecting merger activity and legal costs

•	Assets under management decreased 6% largely reflecting lower market valuations

•	Growth in recently hired, high producing brokers offset by lower producing broker attrition

•	Strong growth in Series 6 Financial Advisors throughout footprint, including Western region

•	AGE integration on track

•	Combined broker-dealers

•	Re-branding under way

•	Credit product rollout

Page - 26

Wachovia 1Q08 Quarterly Earnings Report

RETAIL BROKERAGE SERVICES

This sub-segment consists of the retail brokerage, and annuity and reinsurance businesses.

Retail Brokerage Services

Performance Summary

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$268	311	262	254	256	(14)%	5
Fee and other income	1,898	1,934	1,202	1,227	1,207	(2)	57
Intersegment revenue	(9)	(11)	(7)	(11)	(8)	18	(13)

Total revenue (Tax-equivalent)	2,157	2,234	1,457	1,470	1,455	(3)	48
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	1,634	1,725	1,038	1,076	1,022	(5)	60
Income taxes (Tax-equivalent)	191	185	154	143	158	3	21

Segment earnings	$332	324	265	251	275	2%	21

Performance and other data
Economic profit	$279	271	235	219	244	3%	14
Risk adjusted return on capital (RAROC)	69.23%	67.17	94.13	88.54	99.04	—	—
Economic capital, average	$1,929	1,915	1,116	1,133	1,127	1	71
Cash overhead efficiency ratio (Tax-equivalent)	75.74%	77.15	71.33	73.18	70.22	—	—
Average loans, net	$2,521	2,273	2,106	1,646	1,521	11	66
Average core deposits	$42,631	37,614	31,071	30,857	31,405	13%	36

Retail Brokerage Transaction

The Retail Brokerage Services sub-segment results shown in the above table include 100% of the results of the Wachovia Securities retail brokerage business which is the combination of Wachovia and Prudential’s retail brokerage operations. The combined entity is owned by Wachovia Securities Financial Holdings, LLC (“WSFH”), which is a consolidated subsidiary of Wachovia Corporation for GAAP purposes.

As a result of Wachovia’s contribution to WSFH of the retail securities business of A.G. Edwards on January 1, 2008, Prudential Financial’s percentage interest in WSFH has been diluted as of that date based on the value of the contributed business relative to the value of WSFH. Although the adjustment in Prudential Financial’s interest will be effective as of the January 1, 2008, contribution date, the valuations necessary to calculate the precise reduction in that percentage interest are not yet complete. Based on currently available information, Wachovia estimates that Prudential Financial’s percentage interest will be diluted from its pre-contribution interest of 38% to approximately 23% as a result of the A.G. Edwards contribution.

Prudential Financial’s minority interest is included in minority interest expense reported in the Parent (see page 29) and in Wachovia Corporation’s consolidated statements of income on a GAAP basis, which differs from our segment reporting as noted on page 1. For the three months ended March 31, 2008, Prudential Financial’s pre-tax minority interest on a GAAP basis was $48 million. This amount may be adjusted higher or lower in a subsequent quarter if the final valuations differ from Wachovia’s current estimate.

The Retail Brokerage Services sub-segment results reported in the above table also include our Insurance Services business, as well as additional corporate allocations not included in the Wachovia Securities Financial Holdings results.

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Wachovia 1Q08 Quarterly Earnings Report

ASSET MANAGEMENT

This sub-segment consists of the mutual fund business and customized investment advisory services, including retirement services.

Asset Management

Performance Summary

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$6	7	6	5	3	(14)%	—
Fee and other income	295	279	244	312	272	6	8
Intersegment revenue	(1)	—	(1)	—	—	—	—

Total revenue (Tax-equivalent)	300	286	249	317	275	5	9
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	224	217	206	222	220	3	2
Income taxes (Tax-equivalent)	28	26	15	35	20	8	40

Segment earnings	$48	43	28	60	35	12%	37

Performance and other data
Economic profit	$42	37	22	55	29	14%	45
Risk adjusted return on capital (RAROC)	90.31%	82.68	56.73	112.79	68.24	—	—
Economic capital, average	$214	205	194	215	207	4	3
Cash overhead efficiency ratio (Tax-equivalent)	74.75%	76.33	82.50	70.01	80.04	—	—
Average loans, net	$41	22	36	17	33	86	24
Average core deposits	$453	405	418	364	278	12%	63

Capital Management Eliminations

In addition to the above sub-segments, Capital Management results include eliminations among business units. Certain brokerage commissions earned on mutual fund sales by our brokerage sales force are eliminated and deferred in the consolidation of Capital Management reported results. In 1Q08, brokerage revenue and expense eliminations were a reduction of $2 million and $3 million, respectively.

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Wachovia 1Q08 Quarterly Earnings Report

PARENT

This sub-segment includes the central money book, investment portfolio, some consumer real estate and mortgage assets, minority interest in consolidated subsidiaries, the cross-border leveraged lease portfolio, businesses being wound down or divested, other intangible amortization and eliminations.

Parent

Performance Summary

	2008	2007				1Q08 vs 4Q07	1Q08 vs 1Q07
(Dollars in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$(137)	(217)	(171)	(100)	(17)	(37)%	—
Fee and other income	(142)	(55)	194	44	107	—	—
Intersegment revenue	—	—	(2)	2	1	—	—

Total revenue (Tax-equivalent)	(279)	(272)	21	(54)	91	3	—
Provision for credit losses	2,060	1,058	194	25	23	95	—
Noninterest expense	302	419	485	374	347	(28)	(13)
Minority interest	198	118	189	139	136	68	46
Income taxes (benefits) (Tax-equivalent)	(1,021)	(853)	(495)	(322)	(333)	20	—
Dividends on preferred shares	43	—	—	—	—	—	—

Segment earnings (loss)	$(1,818)	(1,014)	(352)	(270)	(82)	79%	—

Performance and other data
Economic profit (loss)	$(842)	(338)	(229)	(244)	(61)	—%	—
Risk adjusted return on capital (RAROC)	(168.09)%	(51.89)	(26.84)	(29.14)	1.61	—	—
Economic capital, average	$1,889	2,143	2,394	2,434	2,658	(12)	(29)
Cash overhead efficiency ratio (Tax-equivalent)	(71.99)%	(113.51)	1,841.86	(489.55)	250.80	—	—
Lending commitments	$538	599	529	569	503	(10)	7
Average loans, net	28,490	30,748	28,514	30,195	31,699	(7)	(10)
Average core deposits	$2,729	2,483	3,031	2,640	2,047	10	33
FTE employees	24,685	25,125	24,012	23,553	24,705	(2)%	—

Page - 29

Wachovia 1Q08 Quarterly Earnings Report

MERGER-RELATED AND RESTRUCTURING EXPENSES

A.G. Edwards Transaction One-time Costs (In millions)	Net Merger- Related and Restructuring Expenses	Exit Cost Purchase Accounting Adjustments(b)	Total
Total estimated costs and expenses(a)	$1,204	196	1,400

Actual expenses
First quarter 2008	$206	35	241
Total 2007	124	43	167

Total actual expenses	$330	78	408

(a)	Represents the original estimate at the time of the deal announcement.
(b)	These adjustments represent incremental costs related to combining the two companies and are specifically attributable to A.G. Edwards’ business.

Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant A.G. Edwards acquired facilities.

These adjustments are reflected in goodwill and are not charges against income.

Golden West Transaction One-time Costs (In millions)	Net Merger- Related and Restructuring Expenses	Exit Cost Purchase Accounting Adjustments(b)	Total
Total estimated costs and expenses(a)	$288	192	480

Actual expenses
First quarter 2008	$35	—	35
Total 2007	118	173	291
Total 2006	40	41	81

Total actual expenses	$193	214	407

(a)	Represents the original estimate at the time of the deal announcement.
(b)	These adjustments represent incremental costs related to combining the two companies and are specifically attributable to Golden West’s business.

Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant Golden West acquired facilities.

These adjustments are reflected in goodwill and are not charges against income.

Merger-Related and Restructuring Expenses (Income Statement Impact)

	2008	2007
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Total Golden West merger-related and restructuring expenses	$35	64	32	20	2
Total A.G. Edwards merger-related and restructuring expenses	206	121	3	—	—
Other merger-related and restructuring expenses	—	2	1	12	8

Net merger-related and restructuring expenses	241	187	36	32	10
Minority interest share in merger-related and restructuring expenses	(43)	(11)	—	—	—
Income taxes (benefits)	(75)	(67)	(15)	(12)	(4)

After-tax net merger-related and restructuring expenses	$123	109	21	20	6

Goodwill and Other Intangibles Recorded	2008	2007
in the A.G. Edwards Transaction (In millions)	First Quarter	Fourth Quarter
Purchase price less former A.G. Edwards ending tangible stockholders’ equity as of October 1, 2007	$4,598	4,600

Fair value purchase accounting adjustments(a)
Investments	(1)	(1)
Restricted stock awards	(14)	—
CRE	(31)	—
Other assets	10	8
Deposits, short-term borrowings, long-term debt and other liabilities	(23)	(27)
Income taxes	41	11

Total fair value purchase accounting adjustments	(18)	(9)

Exit cost purchase accounting adjustments(b)
Personnel and employee termination benefits	48	22
Other liabilities	8	2
Occupancy and equipment	3	—
Other	19	19

Total pre-tax exit costs	78	43
Income taxes	(24)	(10)

Total after-tax exit cost purchase accounting adjustments (One-time costs)	54	33

Total purchase intangibles	4,634	4,624
Customer and other intangibles (Net of income taxes)	513	513

Goodwill, end of period	$4,121	4,111

(a)	These amounts represent fair value adjustments to adjust assets and liabilities of the former A.G. Edwards to their fair values as of October 1, 2007.
(b)	These adjustments represent incremental costs relating to combining the two companies and are specifically attributable to those businesses of the former A.G. Edwards.

Page - 30

Wachovia 1Q08 Quarterly Earnings Report

EXPLANATION OF OUR USE OF CERTAIN NON-GAAP FINANCIAL MEASUR ES

In addition to results presented in accordance with GAAP, this quarterly earnings report includes certain non-GAAP financial measures, including those presented on pages 1 and 3 under the captions “Earnings Reconciliation”, and “Other Financial Measures”, with the sub-headings – “Earnings excluding merger-related and restructuring expenses” — “Earnings excluding merger-related and restructuring expenses, and discontinued operations” and — “Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations”, and which are reconciled to GAAP financial measures on pages 32-35. In addition, in this quarterly earnings report certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses and discontinued operations permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia’s management makes recommendations to its board of directors about dividend payments based on reported earnings excluding merger-related and restructuring expenses, other intangible amortization, discontinued operations and the cumulative effect of a change in accounting principle, and has communicated certain dividend payout ratio goals to investors on this basis. Management believes this payout ratio is useful to investors because it provides investors with a better understanding of and permits investors to monitor Wachovia’s dividend payout policy. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

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Wachovia 1Q08 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2008	2007
(In millions)	*	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income (loss) from continuing operations
Net income (loss) (GAAP)	A	$(393)	51	1,618	2,341	2,302
Discontinued operations, net of income taxes (GAAP)		—	142	88	—	—

Income (loss) from continuing operations (GAAP)		(393)	193	1,706	2,341	2,302
Merger-related and restructuring expenses (GAAP)		123	108	22	20	6

Income (loss) excluding merger-related and restructuring expenses, and discontinued operations	B	(270)	301	1,728	2,361	2,308
Other intangible amortization (GAAP)		64	65	59	66	76

Income (loss) excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C	$(206)	366	1,787	2,427	2,384

Income (loss) available to Common Stockholders
Net income (loss) available to common shareholders (GAAP)	D	$(393)	51	1,618	2,341	2,302
Discontinued operations, net of income taxes (GAAP)		—	142	88	—	—

Income (loss) from continuing operations available to common stockholders		(393)	193	1,706	2,341	2,302
Merger-related and restructuring expenses (GAAP)		123	108	22	20	6

Income (loss) excluding merger-related and restructuring expenses, and discontinued operations	E	(270)	301	1,728	2,361	2,308
Other intangible amortization (GAAP)		64	65	59	66	76

Income (loss) available to common stockholders excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	F	$(206)	366	1,787	2,427	2,384

Return on average common stockholders’ equity
Average common stockholders’ equity (GAAP)	G	$74,697	73,599	69,857	69,317	69,320
Merger-related and restructuring expenses and other (GAAP)		110	100	36	14	1

Average common stockholders’ equity, excluding merger-related and restructuring expenses, and discontinued operations	H	74,807	73,699	69,893	69,331	69,321
Average intangible assets (GAAP)	I	(45,211)	(44,941)	(40,198)	(40,328)	(40,263)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	J	$29,596	28,758	29,695	29,003	29,058

Return on average common stockholders’ equity
GAAP	D/G	(2.11)%	0.28	9.19	13.54	13.47
Excluding merger-related and restructuring expenses, and discontinued operations	E/H	(1.45)	1.62	9.81	13.66	13.50
Return on average tangible common stockholders’ equity
GAAP	D/G+I	(5.36)	0.71	21.64	32.38	32.14
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	F/J	(2.80)%	5.05	23.88	33.57	33.27

Table continued on next page.

Page - 32

Wachovia 1Q08 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2008	2007
(In millions)	*	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Return on average assets
Average assets (GAAP)	K	$783,593	763,487	729,004	704,773	691,029
Average intangible assets (GAAP)		(45,211)	(44,941)	(40,198)	(40,328)	(40,263)

Average tangible assets (GAAP)	L	$738,382	718,546	688,806	664,445	650,766

Average assets (GAAP)		$783,593	763,487	729,004	704,773	691,029
Merger-related and restructuring expenses and other (GAAP)		110	100	36	14	1

Average assets, excluding merger-related and restructuring expenses, and discontinued operations	M	783,703	763,587	729,040	704,787	691,030
Average intangible assets (GAAP)		(45,211)	(44,941)	(40,198)	(40,328)	(40,263)

Average tangible assets, excluding merger- related and restructuring expenses, and discontinued operations	N	$738,492	718,646	688,842	664,459	650,767

Return on average assets
GAAP	A/K	(0.18)%	0.03	0.88	1.33	1.35
Excluding merger-related and restructuring expenses, and discontinued operations	B/M	(0.12)	0.16	0.94	1.34	1.35
Return on average tangible assets
GAAP	A/L	(0.19)	0.03	0.93	1.41	1.43
Excluding merger-related and restructuring expenses, other intangible amoritization and discontinued operations	C/N	(0.09)%	0.20	1.03	1.47	1.49

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 32 through 35 are calculated.

For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

Table continued on next page.

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Wachovia 1Q08 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2008	2007
(In millions)	*	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Overhead efficiency ratios
Noninterest expense (GAAP)	O	$5,441	5,786	4,525	4,890	4,621
Merger-related and restructuring expenses (GAAP)		(241)	(187)	(36)	(32)	(10)

Noninterest expense, excluding merger-related and restructuring expenses	P	5,200	5,599	4,489	4,858	4,611
Other intangible amortization (GAAP)		(103)	(111)	(92)	(103)	(118)

Noninterest expense, excluding merger-related and restructuring expenses, and other intangible amoritization	Q	$5,097	5,488	4,397	4,755	4,493

Net interest income (GAAP)		$4,752	4,630	4,551	4,449	4,500
Tax-equivalent adjustment		53	44	33	38	37

Net interest income (Tax-equivalent)		4,805	4,674	4,584	4,487	4,537
Fee and other income (GAAP)		3,091	2,744	2,933	4,240	3,734

Total	R	$7,896	7,418	7,517	8,727	8,271

Retail Brokerage Services, excluding insurance
Noninterest expense (GAAP)	S	$1,628	1,719	1,033	1,070	1,015

Net interest income (GAAP)		$261	303	255	248	249
Tax-equivalent adjustment		1	1	—	—	—

Net interest income (Tax-equivalent)		262	304	255	248	249
Fee and other income (GAAP)		1,866	1,908	1,180	1,202	1,185

Total	T	$2,128	2,212	1,435	1,450	1,434

Overhead efficiency ratios
GAAP	O/R	68.91%	78.00	60.20	56.02	55.88
Excluding merger-related and restructuring expenses	P/R	65.85	75.48	59.73	55.65	55.75
Excluding merger-related and restructuring expenses, and brokerage	P-S/R-T	61.92	74.54	56.82	52.04	52.60
Excluding merger-related and restructuring expenses, and other intangible amoritization	Q/R	64.55	73.97	58.51	54.47	54.33
Excluding merger-related and restructuring expenses, other intangible amoritization and brokerage	Q-S/R-T	60.14%	72.40	55.32	50.61	50.88

Table continued on next page.

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Wachovia 1Q08 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2008	2007
(In millions, except per share data)	*	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Operating leverage
Operating leverage (GAAP)		$823	(1,359)	(847)	189	(13)
Merger-related and restructuring expenses (GAAP)		54	151	4	21	(38)

Operating leverage, excluding merger-related and restructuring expenses		877	(1,208)	(843)	210	(51)
Other intangible amortization (GAAP)		(8)	21	(12)	(13)	(24)

Operating leverage, excluding merger-related and restructuring expenses, and other intangible amortization		$869	(1,187)	(855)	197	(75)

Dividend payout ratios on common shares
Dividends paid per common share	U	$0.64	0.64	0.64	0.56	0.56

Diluted/Basic earnings per common share (GAAP)	V	$(0.20)	0.03	0.85	1.22	1.20
Merger-related and restructuring expenses (GAAP)		0.06	0.05	—	0.01	—
Other intangible amortization (GAAP)		0.04	0.03	0.04	0.04	0.04
Discontinued operations (GAAP)		—	0.07	0.05	—	—

Diluted/Basic earnings per common share, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	W	$(0.10)	0.18	0.94	1.27	1.24

Dividend payout ratios
GAAP	U/V	(320.00)%	2,133.33	75.29	45.90	46.67
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	U/W	(640.00)%	355.56	68.09	44.09	45.16

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 32 through 35 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

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Wachovia 1Q08 Quarterly Earnings Report

CAUTIONARY STATEMENT

The foregoing materials and management’s discussion of them may contain, among other things, certain forward-looking statements with respect to Wachovia, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements regarding certain of Wachovia’s goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of Wachovia’s credit quality trends, (ii) statements relating to the benefits of the merger between Wachovia and A.G. Edwards, Inc. completed on October 1, 2007 (the “A.G. Edwards Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the A.G. Edwards Merger, (iii) statements relating to the benefits of the merger between Wachovia and Golden West Financial Corporation completed on October 1, 2006 (the “Golden West Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Golden West Merger, and (iv) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These forward-looking statements are based on the current beliefs and expectations of Wachovia’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia’s control). Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause Wachovia’s financial performance to differ materially from that expressed in such forward-looking statements: (1) the risk that the applicable businesses in connection with the A.G. Edwards Merger or the Golden West Merger will not be integrated successfully or such integrations may be more difficult, time-consuming or costly than expected; (2) the risk that expected revenue synergies and cost savings from the A.G. Edwards Merger or the Golden West Merger may not be fully realized or realized within the expected time frame; (3) the risk that revenues following the A.G. Edwards Merger or the Golden West Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the A.G. Edwards Merger or the Golden West Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the risk that the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (6) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (7) potential or actual litigation; (8) inflation, interest rate, market and monetary fluctuations; (9) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s brokerage and capital markets activities; (10) unanticipated regulatory or judicial proceedings or rulings; (11) the impact of changes in accounting principles; (12) adverse changes in financial performance and/or condition of Wachovia’s borrowers which could impact repayment of such borrowers’ outstanding loans; and (13) the impact on Wachovia’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts.

Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Wachovia, the A.G. Edwards Merger or the Golden West Merger or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.

Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Wachovia, the A.G. Edwards Merger or the Golden West Merger or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.

The issuer may file a registration statement (including prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer will arrange to send you the prospectus after filing if you request it by calling toll-free 1-800-326-5897.

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